UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

Unless the context clearly indicates otherwise, references herein to “Rhino,”‘‘we,’’ ‘‘our,’’ ‘‘us’’ or similar terms refer to Rhino Resource Partners LP and its subsidiaries. References to our ‘‘general partner’’ refer to Rhino GP LLC, the general partner of Rhino Resource Partners LP. References to ‘‘Elk Horn’’ refer to The Elk Horn Company LLC and the ‘‘Elk Horn Acquisition’’ refer to our acquisition of Elk Horn on June 10, 2011.

Recent Developments

Elk Horn

General

On June 10, 2011, we completed the acquisition of Elk Horn for approximately $119.5 million, subject to a working capital adjustment. We funded the purchase price with borrowings under our credit agreement. In connection with the acquisition, we exercised our option to increase the amount available to borrow under our credit agreement by $50.0 million to $250.0 million. The acquisition was made pursuant to an agreement of merger, whereby a wholly owned subsidiary of ours merged with and into Elk Horn, with Elk Horn surviving as a wholly owned subsidiary of ours.

Elk Horn, whose predecessors date back to 1915, is a coal leasing company that owns or controls coal reserves and non-reserve coal deposits and surface acreage in eastern Kentucky. In connection with the acquisition, management of Elk Horn provided us with their estimate of Elk Horn’s proven and probable coal reserves and non-reserve coal deposits. As of December 31, 2010, Elk Horn’s management estimated that Elk Horn owned or controlled approximately 128 million tons of proven and probable coal reserves and 157 million tons of non-reserve coal deposits, which span approximately 156,000 acres, plus up to 14,000 acres of overlaying surface, across six counties in eastern Kentucky: Floyd, Johnson, Knott, Letcher, Magoffin and Pike. The Elk Horn coal is considered to be high quality coal. A portion of the Elk Horn coal is expected to meet the standards for pulverized coal injection and the steam coal is generally high Btu with mid sulfur content.

According to Elk Horn management, as of December 31, 2010, Elk Horn had approximately 65 million tons, or 51%, of management’s estimated proven and probable coal reserves leased.  Over the last five years, annual production from Elk Horn’s properties has ranged from approximately 1.6 million to 4.9 million tons and has averaged 3.2 million tons per year. For the years ended December 31, 2009 and 2010, Elk Horn’s lessees produced 3.0 million and 1.6 million, respectively, tons of coal from Elk Horn’s properties and for the three months ended March 31, 2011, 0.7 million tons of coal from Elk Horn’s properties. During 2009 and 2010, two of Elk Horn’s lessees were going through a bankruptcy reorganization. We have two pre-existing leases with Elk Horn in the Rob Fork mining complex, one of which relates to a currently idled mine.

Elk Horn currently employs 11 full-time employees, all of which are non-union. Each of the Elk Horn employees will remain employees of ours.

Leasing Operations

Coal royalty businesses principally own and manage coal reserves. As an owner of coal reserves, Elk Horn typically is not responsible for operating mines, but instead enters into leases with coal mine operators granting them the right to mine and sell coal from its property in exchange for a royalty payment. Generally the lease terms provide Elk Horn with a royalty fee of 6% to 9% of the gross sales price of the coal with a minimum royalty fee ranging from $1.85 to $4.75 per ton. The terms of such leases vary from five years to the life of the reserves. A minimum royalty is required annually or monthly whether or not the property is mined. If the royalty for mined coal is not sufficient to meet the minimum, the difference is called the deficiency. Such deficiencies paid by the lessee may be recouped during future periods within a specified time after the lessee has mined and paid royalties on enough coal to meet the minimum for such future period. The minimum payments are treated as deferred income until royalty is due for such future period or recoupment rights for the payment expire.

Under Elk Horn’s standard lease, lessees calculate royalty and wheelage payments due and are required to report tons of coal removed or hauled across our property as well as the sales prices of coal. Therefore, to a great extent, amounts reported as royalty and wheelage revenue are based upon the reports of the lessees. Elk Horn periodically audits this information by examining certain records and internal reports of its lessees, and Elk Horn performs periodic mine inspections to verify that the information that has been submitted to it is accurate. The audit and inspection processes are designed to identify material variances from lease terms as well as differences between the information reported to Elk Horn and the actual results from each property. These audits and inspections, however, are in periods subsequent to when the revenue is reported and any adjustment identified by these processes might be in a reporting period different from when the royalty or wheelage revenue was initially recorded.

Elk Horn’s business is not seasonal, although at times severe weather can cause a short-term decrease in coal production by the lessees due to the weather’s negative impact on production and transportation. Coal royalty revenues are affected by changes in long-term and spot coal prices, lessees’ supply contracts and the royalty rates in the leases.

Elk Horn’s cost of sales is primarily composed of the cost of negotiation of leases, monitoring the reserves and mining activity, developing reserve reports including cost of exploration and testing, negotiation for the purchase or lease of surface rights for access to owned coal, plus related legal and administrative costs. In addition, from time to time, Elk Horn may incur costs to obtain mining permits for mineral reserves not currently under lease which are conveyed to the lessee when the related reserves are leased. Because Elk Horn does not operate any mines, it does not bear ordinary operating costs and has limited direct exposure to environmental, permitting and labor risks. As operators, its lessees, including us, are subject to environmental laws, permitting requirements and other regulations adopted by various governmental authorities. In addition, the lessees generally bear all labor-related risks, including retiree health care legacy costs, black lung benefits and workers’ compensation costs associated with operating the mines.

Competition

Elk Horn competes with other land holding companies and operating coal companies in leasing coal reserves to coal producers. Production from Elk Horn’s lessees competes directly with the low sulfur coal regions of West Virginia, Virginia, and to a lesser extent Tennessee. In addition, Elk Horn’s lessees compete with the low sulfur coals of the Powder River Basin in Wyoming, and imports, both of which compete with Elk Horn’s product in electric generating stations currently served by Elk Horn’s lessees. Further, production from Elk Horn’s lessees competes indirectly with natural gas depending upon natural gas prices.

Outlook

We expect the Elk Horn Acquisition to be accretive on a distributable cash flow basis. Based on our current estimate of additional cash flow from Elk Horn, we expect to recommend to the board of directors of our general partner an increase in our annual distribution of $0.10 per unit from our current annual level of $1.82 per unit, commencing with the distribution for the quarter ending September 30, 2011. Management’s recommendation, as well as the board’s approval of any such recommended increase, is subject to review of the operating results for the third quarter including production, coal prices, cost of operations and capital requirements.

The accounting treatment of the Elk Horn Acquisition requires a determination of the fair value of the assets and liabilities acquired. As part of the process of determining the fair value of the assets acquired, it is possible that we will record the coal reserves and other fixed assets of Elk Horn at amounts that would be greater than the current book value that is recorded in Elk Horn’s historical financial statements. If Elk Horn coal reserves and other fixed assets are recorded at greater amounts in Rhino’s financial statements due to fair value accounting rules, it is possible that increased non-cash depletion expense and/or depreciation expense from these higher asset values could cause the Elk Horn Acquisition to be dilutive to our reported earnings per unit. However, we have not completed our accounting analysis for this acquisition, so the final determination of the fair values of the assets and liabilities acquired are not yet known.

Metallurgical Coal Properties

In June 2011, we acquired approximately 32,600 acres and associated surface rights in Randolph and Upshur Counties, West Virginia for approximately $7.5 million. These development stage properties are unpermitted and contain no infrastructure. We plan to fully explore these properties and intend to prove up additional mineable underground metallurgical coal reserves and eventually commence production.

Utica Shale Oil & Gas Leases

We and an affiliate of Wexford Capital LP (“Wexford Capital”) are participating with Gulfport Energy, a publicly traded company, in the acquisition of a portfolio of oil and gas leases in the Utica Shale in northeast Ohio. A separate affiliate of Wexford Capital owned approximately 18% of the common stock of Gulfport Energy as of March 30, 2011. In the first half of 2011, we purchased approximately a $7.0 million interest in a portfolio of leases and expect to participate in additional acquisitions of leases for an aggregate amount not to exceed $20.0 million. Drilling is expected to begin on these properties in late 2011. We expect our share of drilling costs will be approximately equal to the amount of our investment in the underlying leases and future drilling cost will be funded through a portion of the cash flow generated by such leases. We expect royalty revenues to be generated from these mineral rights in future periods. This is an early stage investment and subject to significant risks and uncertainties.

Cana Woodford Oil & Gas Mineral Rights

In the first quarter of 2011, we acquired certain oil and gas mineral rights in the Cana Woodford region of western Oklahoma for approximately $3.0 million. In addition, in the second quarter of 2011, we purchased additional oil and gas mineral rights in the Cana Woodford region for approximately $1.3 million. Cana Woodford is a liquids rich gas play which is being actively permitted and drilled. These mineral rights represent a perpetual ownership in minerals with no future cash expenditures, and will produce monthly revenue based on production. Third parties are actively drilling in the Cana Woodford region and we expect that the interests will generate royalty revenue in early 2012.

Forward Looking Statements

Except for historical information, statements made herein are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on Rhino’s current expectations and beliefs concerning future developments and their potential effect on Rhino’s business, operating results, financial condition and similar matters. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will be those that Rhino anticipates. Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino’s control or ability to predict. Therefore, actual results and developments could materially differ from Rhino’s historical experience and present expectations and what is expressed, implied or forecast in these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; increased competition in global coal markets and declines in demand for coal; current and future environmental laws and regulations which could materially increase operating costs or limit Rhino’s ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; a variety of operating risks, such as unfavorable geologic conditions, natural disasters, mining and processing equipment unavailability and failures and unexpected maintenance problems and accidents, including fire and explosions from methane; fluctuations in transportation costs or disruptions in transportation services could increase competition or impair Rhino’s ability to supply coal; a shortage of skilled labor; increases in raw material costs, such as steel, diesel fuel and explosives; rhino’s ability to acquire replacement coal reserves that are economically recoverable; inaccuracies in Rhino’s estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds could affect coal consumers and as a result reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino’s ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino’s dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as resulting from low natural gas prices; disruption in supplies of coal produced by contractors operating Rhino’s mines; defects in title in properties that Rhino owns or losses of any of Rhino’s leasehold interests; increased labor costs or work stoppages; the ability to retain and attract senior management and other key personnel; and assumptions underlying reclamation and mine closure obligations are materially inaccurate.

In addition to the foregoing, Rhino’s business, financial condition, results of operations and cash available for distribution could be adversely affected by factors relating to, or resulting from, the Elk Horn Acquisition, such factors would include the failure to realize the anticipated benefits of the Elk Horn Acquisition; exposure of the lessees’ mining operations to the same risks and uncertainties that Rhino faces as a mine operator; ability of the lessees to effectively manage their operations on the leased properties; ability of the lessees to satisfy customer contracts with coal from properties other than Elk Horn’s properties; and incorrect reporting of royalty revenue by lessees.

Other factors that could cause our actual results to differ from our projected results are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: June 24, 2011
	By:	/s/ Joseph R. Miller
Name: Joseph R. Miller
Title: Vice President, Secretary and General Counsel